As filed with the Securities and Exchange Commission on October 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boot Barn Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0776290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15345 Barranca Pkwy

Irvine, CA 92618

(949) 453-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated Boot Barn Holdings, Inc. 2014 Equity Incentive Plan

(Full Title of the Plans)

James G. Conroy

President and Chief Executive Officer

Boot Barn Holdings, Inc.

15345 Barranca Pkwy

Irvine, CA 92618

 (949) 453-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard A. Kenny

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

(212)-309-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable under the 2014 Equity Incentive Plan	2,000,000	(2)	$11.23	(3)	$22,460,000	$2,603.12

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock that become issuable under the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)         Represents the aggregate amount of such shares approved and reserved for issuance under the Plan.

(3)         Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common stock as reported on the New York Stock Exchange on October 20, 2016.

EXPLANATORY NOTE

Boot Barn Holdings, Inc. (“we” or “the Company”) previously filed a Registration Statement on Form S-8 (File No. 333-199745) (the “Original Registration Statement”) with respect to the Boot Barn Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”). On August 24, 2016, our stockholders approved an amendment and restatement of the Plan to increase the aggregate number of shares of Common Stock that may be subject to awards under the Plan by an additional 2,000,000 shares. This Registration Statement covers such additional 2,000,000 shares of Common Stock. In accordance with General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference.

The Amended and Restated 2014 Equity Incentive Plan filed herewith as Exhibit 4.1 replaces the Exhibit 4.3 previously filed with the Original Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 26, 2016, filed with the Commission on June 3, 2016;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2016, filed with the Commission on July 26, 2016;

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2016, filed with the Commission on October 27, 2016;

(d)                                 The Registrant’s Current Reports on Form 8-K filed with the Commission on August 8, 2016 and August 25, 2016;

(e)                                  The Registrant’s Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders held on August 24, 2016, filed with the Commission on July 15, 2016; and

(f)                                   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36711) filed with the Commission on October 28, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.         Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Boot Barn Holdings, Inc. 2014 Equity Incentive Plan*

5.1	Opinion of Morgan, Lewis & Bockius LLP with respect to the legality of the shares being registered

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

24.1	Power of Attorney (included in signature page hereto)

*   Previously filed with the Commission on August 25, 2016 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference.

Item 9.         Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on October 27, 2016.

BOOT BARN HOLDINGS, INC.

By:	/s/ James. G. Conroy
James G. Conroy
President, Chief Executive Officer
and director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James G. Conroy and Gregory V. Hackman, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James G. Conroy	President, Chief Executive Officer and Director
James G. Conroy	(Principal Executive Officer)	October 27, 2016

/s/ Gregory V. Hackman
Gregory V. Hackman	Chief Financial Officer and Secretary	October 27, 2016
(Principal Financial Officer and Principal Accounting Officer)

/s/ Greg Bettinelli
Greg Bettinelli	Director	October 27, 2016

Name	Title	Date

/s/ Brad J. Brutocao
Brad J. Brutocao	Director	October 27, 2016

/s/ Christian B. Johnson
Christian B. Johnson	Director	October 27, 2016

/s/ Brenda I. Morris
Brenda I. Morris	Director	October 27, 2016

/s/ J. Frederick Simmons
J. Frederick Simmons	Director	October 27, 2016

/s/ Peter Starrett
Peter Starrett	Director	October 27, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Boot Barn Holdings, Inc. 2014 Equity Incentive Plan*

5.1	Opinion of Morgan, Lewis & Bockius LLP with respect to the legality of the shares being registered

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

24.1	Power of Attorney (included in signature page hereto)

*   Previously filed with the Commission on August 25, 2016 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference.